UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2007

Spark Networks plc

(Exact Name of Registrant as Specified in Its Charter)

England and Wales

(State or Other Jurisdiction of Incorporation)

000-51195	98-0200628
(Commission File Number)	(IRS Employer Identification No.)

8383 Wilshire Boulevard, Suite 800, Beverly Hills, California	90211
(Address of Principal Executive Offices)	(Zip Code)

(323) 836-3000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

Effective March 15, 2007, sales were permitted to be made by a broker for each of David E. Siminoff, Chairman of the Board of Spark Networks plc (the “Company”), Gregory R. Liberman, the Company’s President and Chief Operating Officer, and Mark G. Thompson, the Company’s Chief Financial Officer, pursuant to Rule 10b5-1 Trading Plans dated December 14, 2006 (the “10b5-1 Plans”).

The 10b5-1 Plans are intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, and the Company’s insider trading policy. Rule 10b5-1 allows corporate insiders to establish prearranged written stock trading plans. The 10b5-1 plan must be entered into in good faith at a time when the insider is not aware of material non-public information. Subsequent receipt by the insider of material non-public information will not prevent prearranged transactions under the 10b5-1 plan from being executed. These plans allow individuals to achieve prudent and gradual asset diversification over time.

Under the Rule 10b5-1 Plans, effective March 15, 2007, Mr. Siminoff, Mr. Liberman and Mr. Thompson may exercise up to 468,750 vested options, 68,750 options (if and when vested) and 187,500 options (if and when vested), respectively, and sell the resulting shares received from such stock option exercises under their respective 10b5-1 Plans. Mr. Siminoff, Mr. Liberman and Mr. Thompson will have no control over the timing of the share sales under their respective 10b5-1 Plans. The 10b5-1 Plans are scheduled to expire on September 14, 2007. Any sales under the 10b5-1 Plans will be disclosed publicly through appropriate filings with the Securities and Exchange Commission.

The information in this Current Report is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Furthermore, the information in this Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless such subsequent filing specifically references this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS PLC

Date: March 21, 2007
	By:	/s/ Joshua A. Kreinberg
	Name:	Joshua A. Kreinberg
	Title:	General Counsel